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                                                                      EXHIBIT 16
                                                                      (Form 8-K)

                             Deloitte & Touche LLP
                           411 East Wisconsin Avenue
                          Milwaukee, Wisconsin  53202



November 7, 1997




Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, DC  20549

Re:  Applied Power Inc. File #1-11288

Ladies and Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Applied Power Inc., dated November 7, 1997.

Yours truly,

/s/ Deloitte & Touche LLP

cc:  Mr. Richard Carroll, Controller